EXHIBIT 10.27

CONFIDENTIAL TREATMENT

PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO THE REGISTRANT’S APPLICATION OBJECTING TO DISCLOSURE AND REQUESTING CONFIDENTIAL TREATMENT UNDER RULE 24b-2; THE OMITTED PORTIONS HAVE BEEN MARKED WITH BRACKETS.

AGREEMENT REGARDING LOANS

This Agreement Regarding Loans is made this 14th day of June, 2006, by and among Radnor Holdings Corporation, a Delaware corporation (“Radnor”), StyroChem U.S., Ltd., a Texas limited partnership (“SUL”), WinCup Texas, Ltd., a Texas limited partnership (“WTL”), Wincup Holdings, Inc., a Delaware corporation (“WHI”) (Radnor, SUL, WTL and WHI are each, a “Borrower” and collectively, the “Borrowers”), WinCup Europe Delaware, Inc., a Delaware corporation (“WEDI”), StyroChem Europe Delaware, Inc., a Delaware corporation (“SEDI”), Radnor Chemical Corporation, a Delaware corporation (“RCC”), StyroChem Delaware, Inc., a Delaware corporation (“SDI”), StyroChem GP, L.L.C., a Delaware limited liability company (“SGL”), StyroChem LP, L.L.C., a Delaware limited liability company (“SLL”), WinCup GP, L.L.C., a Delaware limited liability company (“WGL”) and WinCup LP, L.L.C., a Delaware limited liability company (“WLL”) (WEDI, SEDI, RCC, SDI, SGL, SLL WGL and WLL are each a “Guarantor” and collectively, the “Guarantors”) (the Borrowers and the Guarantors are collectively, the “Loan Parties”), National City Business Credit, Inc., an Ohio corporation (“NCBC”), Bank of America, N.A. (“BOA”), KeyBank, National Association (“Key”) and various other financial institutions from time to time (NCBC, BOA, Key and such other financial institutions are each, a “Lender” and collectively, the “Lenders”), NCBC, as administrative and collateral agent for the Lenders and the Issuer (as hereinafter defined) (in such capacity, the “Agent”), BOA, as syndication agent for the Lenders and National City Bank, a national banking association, as the issuer (the “Issuer”) (the “Agreement”).

RECITALS:

NCBC Loan

A. On or about December 29, 2005, the Loan Parties, the Agent, the Lenders and the Issuer entered into a Revolving Credit and Security Agreement, dated December 29, 2005, as amended by that certain First Amendment to Revolving Credit and Security Agreement, dated March 31, 2006 (as may be further amended from time to time, the “Credit Agreement”).

B. Under the terms of the Other Loan Documents (as defined herein), to secure the Obligations (as defined in the Credit Agreement), the Loan Parties granted to the Agent, for the benefit of itself, the Lenders and the Issuer, first priority, duly perfected security interests in and to, among other things, all of the Receivables, General Intangibles, Inventory, Investment Property, proceeds and products of the foregoing, (all as more particularly defined or set forth in the Credit Agreement), (collectively, the “Collateral”).

C. To further ensure repayment of the Obligations (as defined in the Credit Agreement), the Guarantors executed and delivered to the Agent, the Lenders and the Issuer, a Guaranty and Suretyship Agreement, dated December 29, 2005 (the “Guaranty”), pursuant to which the Guarantors jointly and severally became the absolute and unconditional guarantors and sureties, as though they were primary Obligors, for the prompt payment and performance when due of the Obligations and the due and punctual performance of and/or compliance with all terms, conditions, and covenants in the Other Loan Documents (as hereinafter defined).

D. To further ensure repayment of the Obligations, the Borrowers and PNC Bank, National Association executed and delivered to the Agent, a letter agreement dated December 29, 2005 (the “Blocked Account Agreement”), pursuant to which the Borrowers and PNC Bank, National Association acknowledged the Agent’s first priority security interests and liens in and to the Blocked Accounts and the Agent’s rights thereto for the benefit of itself and the Lenders and the Issuer.

E. The Borrowers, the Agent, and National City Bank, a national banking association are parties to an Acknowledgement of Control Over Lockbox, dated December 29, 2005 (the “Control Agreement”), pursuant to which the Agent’s control over the Lockbox (as defined in the Control Agreement) are established for purposes of 9-104 of the Uniform Commercial Code as adopted in the State of Ohio.

F. The Credit Agreement, the Financing Statements, the Guaranty, this Agreement, and any and all documents, instruments, or agreements executed in connection with any of the foregoing shall be referred to hereinafter collectively as the “Other Loan Documents.”

G. The Agent, the Lenders and the Issuer have fully performed under the Other Loan Documents and are not in default of any obligations they may have under any of the Other Loan Documents.

Over-Advance

H. As of June 9, 2006, the Over-Advance was at least $20,824,016.84.

I. Pursuant to Section 2.6 of the Credit Agreement, the Over-Advance is immediately due and payable.

The Obligations

J. As of June 9, 2006, there is $70,169,248.81 plus interest, late charges and attorneys, professional and other fees and costs and expenses, due and owing under the Other Loan Documents (the “Obligations”).

K. The Loan Parties acknowledge and agree that the Agent, for itself and the Lenders and the Issuer, has the right to accelerate the Obligations and demand immediate payment thereof. Notwithstanding such right, the Agent, for itself and the Lenders and the Issuer, have not accelerated the Obligations but fully reserve and preserve such right.

Loan Parties’ Requests for Forbearance and Continued Advances

L. The Loan Parties have requested that (i) the Agent, the Lenders, and the Issuer provide the Loan Parties with a period of time to reduce the Over-Advance, (ii) forbear from exercising their rights and remedies occurring as a result of the Existing Defaults (as hereinafter defined), and (iii) continue to fund additional Advances through and including August 31, 2006.

M. The parties have determined that it is in their mutual best interests to enter into this Agreement.

AGREEMENT

Now therefore, in consideration of the above premises, the sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the Loan Parties and the Agent, the Lenders and the Issuer hereby agree as follows:

1. Integration of Recitals; Definitions. The statements set forth in the Recitals are incorporated herein by reference and are made an integral part of this Agreement as if set forth herein at length. All capitalized terms not defined herein shall have the meanings ascribed to them in the Credit Agreement, unless the context clearly indicates otherwise. The following terms shall have the meanings set forth below, unless the context clearly otherwise requires:

“A&M” shall mean Alvarez & Marsal, LLC.

“Bankruptcy Code” shall mean the United States Bankruptcy Code, 11 U.S.C. §101, et seq., as may be amended from time to time.

“Budget” shall mean the cash flow budget attached hereto as Attachment “A.”

“Effective Date” shall mean June 9, 2006.

“Existing Defaults” shall have the meaning ascribed to such term in Section 2.11.

“Interim COO” shall mean Stan Springel of A&M.

“Lenders’ Financial Advisor” shall mean Brandlin & Associates or any other financial consultant or advisor engaged by the Agent.

“Lehman” shall mean Lehman Brothers, Inc.

“Letter of Credit Balance” shall mean the amount of outstanding Letters of Credit under the Credit Agreement, as set forth on the Budget.

“Over-Advance” shall mean the Advances under the Credit Agreement that exceed the Formula Amount.

“Permitted Outstandings” shall mean (a) during the period from and including June 9, 2006 through and including 5:00 p.m. on June 23, 2006 Projected Outstandings times 102% and (b) during the period from and including June 24, 2006 through and including 5:00 p.m. on August 31, 2006, Projected Outstandings times 104%.

“Permitted Over-Advance” shall mean (a) during the period from and including June 9, 2006 through and including 5:00 p.m. on June 23, 2006, the Projected Over-Advance times 105% and (b) during the period from and including June 24, 2006 through and including 5:00 p.m. on August 31, 2006, the Projected Over-Advance times 110%.

“Projected Outstandings” shall mean the sum of the Revolver Balance and the Letter of Credit Balance reflected on the Budget as of Friday for such respective week.

“Projected Over-Advance” shall mean the Over-Advance reflected on the Budget as of Friday for such respective week in which such Advance(s) are requested.

“Recapitalization Plan” shall have the meaning ascribed to it in Section 7.16 hereof.

“Revolver Balance” shall mean the amount of outstanding Revolving Advances under the Credit Agreement, as set forth on the Budget.

“Skadden” shall mean Skadden, Arps, Slate, Meagher & Flom, LLP.

“Standstill Period” shall have the meaning ascribed to it in Section 4.1 hereof.

“Tennenbaum” shall mean Special Value Expansion Fund, LLC and Special Value Opportunities Fund, LLC, as lenders, and Tennebaum Capital Partners, LLC as agent and collateral agent.

“Tennenbaum Loans” shall mean any and all loans made to any Loan Party pursuant to the Tennenbaum Credit Agreement.

“Termination Event” shall have the meaning ascribed to it in Section 11 hereof.

“Termination Date” shall have the meaning ascribed to it in Section 4.1 hereof.

“Turnaround Plan” shall have the meaning ascribed to it in Section 7.17 hereof.

“Waiver Fee” shall have the meaning ascribed to it in Section 7.15 hereof.

2. Representations and Warranties. The Loan Parties represent and warrant that the Recitals are true and correct. In addition to any covenants, representations and warranties contained in the Other Loan Documents, the Loan Parties represent, warrant and covenant to the Agent, the Lenders and the Issuer as follows:

2.1 Authorization, Etc. This Agreement has been duly and validly executed and delivered by each of the Loan Parties and constitutes a legal, valid, binding and voluntary agreement of each Loan Party, enforceable in accordance with its terms and all other agreements, documents and instruments executed in connection herewith or therewith, have been duly executed and delivered by the Loan Parties pursuant to the provisions hereof, and will constitute legal, valid and binding and voluntary obligations of the Loan Parties enforceable in accordance with the terms thereof. The Loan Parties are authorized to execute and enter into this Agreement.

2.2 Organization and Good Standing of Loan Parties. The Loan Parties are each a corporation, limited liability company, or limited partnership, as the case may be, duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, and are qualified to do business and are in good standing as a foreign corporation, foreign limited liability company, or foreign limited partnership under the laws of each other state or jurisdiction in which they do business.

2.3 Ownership of Properties and Assets. Except for the Liens granted to the Agent, for its benefit and the ratable benefit of the Lenders and the Issuer, under the Other Loan Documents, or as set forth in Schedule 2.3 hereof, the Loan Parties, and each of them, own all of the Collateral free and clear of all Liens and security interests and interests of any other third parties, and the Loan Parties, or any of them, have not executed any assignments, security agreements or financing statements relating to such Collateral. All of the Collateral is titled in the Loan Parties’ legal names, and the Loan Parties have not executed or filed a financing statement under any other name for a period of five (5) years before the date hereof.

2.4 Correct Name. Except as set forth on Schedule 5.6 of the Credit Agreement, the Loan Parties’ correct legal names are the names reflected in this Agreement. None of the Loan Parties has used any name other than that which appears herein in the past five (5) years.

2.5 No Bankruptcy Intent. The Loan Parties, and each of them, have no present intent to (i) file any voluntary petition under any Chapter of the Bankruptcy Code, or to in any manner, seek relief, protection, reorganization, liquidation or dissolution, or similar relief for debtors under any other state, local, federal or other insolvency laws, either at the present time, or at any time hereafter, or (ii) directly or indirectly cause any involuntary petition to be filed against the Loan Parties, or any of them, or directly or indirectly cause the Loan Parties, or any of them, to become the subject of any proceedings pursuant to any other state, federal or other insolvency law providing for relief of debtors, either at the present time, or at any time hereafter.

2.6 No Fraudulent Intent. Neither the execution and delivery of this Agreement nor the performance of any actions required hereunder or described herein is being consummated by the Loan Parties with or as a result of any actual intent by the Loan Parties to hinder, delay or defraud any entity to which the Loan Parties, or any of them, are now or will hereafter become indebted.

2.7 Tax Returns. All tax returns, including informational returns, required to be filed by the Loan Parties in any jurisdiction have been filed within any applicable permitted extension period, and all taxes, assessments, fees and other governmental charges upon any of the Loan Parties or any of their respective properties, income or franchises which are due and payable have been paid. As of the date of this Agreement, none of the Loan Parties is due a refund under any filed tax return.

2.8 Litigation; Proceedings. Except as set forth in Schedule 2.8 hereto, there are no legal actions or proceedings (including those for unpaid taxes) pending or, to the knowledge of the Loan Parties, threatened against or affecting any of the Loan Parties before any court or any governmental department or agency which questions or adversely affects the capacity or authority of the Loan Parties, or their ability to execute and deliver and perform the provisions of this Agreement, or the result of which might substantially impair the financial condition of the Loan Parties, or their respective abilities to repay the Obligations.

2.9 Budget. The Loan Parties certify that the projections set forth in the Budget have been prepared on the basis of sound financial planning practice consistent with past budgets and financial statements and there is no reasonable basis to question the reasonableness of any material assumptions on which such projections were prepared. The Budget and the assumptions upon which the Budget was based were reviewed by the Lenders’ Financial Advisor based upon information provided to it by the Loan Parties.

2.10 Liens on the Collateral. The Loan Parties acknowledge and agree that the Liens granted to the Agent for itself and the Lenders and the Issuer, in the Collateral are, and shall continue to be, fully secured, duly perfected, first priority Liens.

2.11 Events of Default. Except for those defaults set forth on Schedule 2.11 hereto (the “Existing Events of Default”), no default exists under the terms of any of the agreements, documents or instruments evidencing the Obligations, nor does any event or occurrence exist, which, with the passage of time and/or giving of notice, would constitute a default under the terms of any of the Other Loan Documents.

3. Reaffirmation of Other Loan Documents and Obligations/Waiver of Defenses. In consideration of the Agent’s, the Lenders’ and the Issuer’s agreements hereunder, the Loan Parties each hereby agree, acknowledge and reaffirm that, as to each of them, the Other Loan Documents constitute valid and legally binding obligations of the Loan Parties and each of them, and that each of the Other Loan Documents including, without limitation, the Guaranty, are enforceable against the Loan Parties, and each of them, in accordance with their terms or at law and equity, as the case may be; neither this Agreement nor any other documents described herein are deemed or construed to be a satisfaction, reinstatement, novation or release of the Obligations, or of any of the Other Loan Documents or a waiver by the Agent, the Lenders or the Issuer of any defaults or Events of Default including, without limitation, the Existing Defaults, or of the rights of the Agent, the Lenders or the Issuer under any of the Other Loan Documents or at law or in equity; and the Loan Parties have no defenses, setoffs, claims, counterclaims or causes of action of any kind or nature whatsoever with respect to the Obligations, any of the Other Loan Documents, including, without limitation, the Guaranty, any other transactions between the Loan Parties and the Agent, the Lenders or the Issuer, or with respect to any other documents or instruments now or heretofore evidencing, securing or in any way relating to the Obligations, or with respect to the administration or funding by the Agent of any Advances, loans or other transactions that gave rise to any of the Obligations or any other loans of the Loan Parties, or any of the property of the Loan Parties, and the Loan Parties, jointly and individually, hereby expressly waive, release and relinquish any and all such defenses, setoffs, claims, counterclaims and causes of action existing as of the date of this Agreement. All rights, powers and remedies of the Agent, the Lenders and the Issuer under any other agreement now or at any time hereafter in force between the Agent, the Lenders and the Issuer and the Loan Parties shall be cumulative and not alternative and shall be in addition to all rights, powers and remedies given to the Agent, the Lenders and the Issuer by law. Except as modified by this Agreement, the Other Loan Documents including, without limitation, the Guaranty shall continue in full force and effect and each Loan Party ratifies and confirms the validity and effectiveness of each of the Other Loan Documents, including, without limitation, the Guaranty, as may be modified by this Agreement.

THE LOAN PARTIES EACH HEREBY ACKNOWLEDGE THAT THE OBLIGATIONS WERE INCURRED FOR BUSINESS PURPOSES ONLY AND NOT FOR PERSONAL, FAMILY OR HOUSEHOLD USE.

4. Forbearance Terms.

4.1 Termination Date. Effective as of June 9, 2006, the Agent, each of the Lenders and the Issuer, shall forbear from exercising its or their rights and remedies regarding any Existing Defaults until the Termination Date (as such term is hereinafter defined). For purposes of this Agreement, the “Termination Date” shall be (a) the earlier of (i) 5:00 p.m. (Cleveland, Ohio time) on August 31, 2006; or (ii) the termination of the obligation of the Agent, each of the Lenders and the Issuer, to forbear under this Agreement due to the occurrence of a Termination Event (as defined herein), or (b) such other date as may be agreed to, in writing, by the Agent, each of the Lenders and the Issuer, and the Loan Parties. The period between the Effective Date and the Termination Date shall be referred to herein as the “Standstill Period.”

4.2 Forbearance Obligations. The Agent, each of the Lenders and the Issuer, agrees to forbear from exercise of its or their rights and remedies, legal or equitable, against the Loan Parties regarding the Existing Defaults from and after the date upon which all conditions precedent to effectiveness of this Agreement have, in the Agent’s sole discretion, been satisfied until the Termination Date; provided, however, that nothing herein shall prevent or estop the Agent, on behalf of itself, the Lenders or the Issuer, or each Lender individually from exercise of its or their, if any, rights and remedies, legal or equitable, against any of the Loan Parties, or all of them, upon default under any obligation to the Agent, the Lenders or the Issuer, other than with respect to the Existing Defaults. The Loan Parties expressly acknowledge and agree that on the Termination Date, the Agent, for itself and on behalf of the Lenders and the Issuer, and each Lender and the Issuer, to the extent applicable, shall have the right, at any time and from time to time, to exercise its or their, as applicable, rights and remedies available against the Loan Parties, or any of them, at law and in equity, to the same extent as they would be entitled if the foregoing forbearance had never been part of this Agreement, expect to the extent otherwise agreed to in writing by the Agent, each of the Lenders and the Issuer.

The Loan Parties expressly acknowledge and agree that, upon the occurrence of a Termination Event hereunder, the Agent, for itself and on behalf of the Lenders and the Issuer may, among other things, enter judgment by confession on certain of the Other Loan Documents and/or the Guaranty against any or all of the Loan Parties, and that the Agent, for itself and on behalf of the Lenders and the Issuer may, without notice or hearing, foreclose upon, attach, garnish or otherwise seize or levy upon any or all of the property of the Loan Parties including, without limitation, the Collateral in full or partial payment of any judgment. The Loan Parties, and each of them, are fully aware of their rights, including any rights to prior notice and a hearing on the validity of any claims that the Loan Parties may assert against the Agent, the Lenders and the Issuer, and the Loan Parties acknowledge and agree that they have willingly, knowingly and intelligently waived these rights and expressly consented to the entry of judgment by confession on the Other Loan Documents including, without limitation, the Guaranty, and to the Agent’s, the Lenders’ or the Issuer’s taking of such other actions as may be permitted under applicable law, including the issuance of a writ of execution and the garnishment of third parties to attach any or all of the property of the Loan Parties, without prior notice thereof to the Loan Parties.

INITIALS:

RADNOR	SUL	WTL	WHI

/s/ MTK	/s/ PDR	/s/ MTK	/s/ MTK

RCC	SDI	SEDI	SGL	SLL	WEDI	WGL	WLL

/s/ PDR	/s/ PDR	/s/ PDR	/s/ PDR	/s/ PDR	/s/ PDR	/s/ MTK	/s/ MTK

4.3 Exercise of Rights By the Agent prior to the Termination Date. The Loan Parties each understand and agree that the forbearance by the Agent, the Lenders and the Issuer does not relate or extend to any actions that the Agent may take under the Other Loan Documents or at law or in equity to preserve and protect any Collateral securing the Obligations and the interest of the Agent, for itself and on behalf of the Lenders and the Issuer in such Collateral, including, by way of example and not limitation, (i) filing actions against or defending or intervening in actions brought by third parties, or the Loan Parties, or any of them, relating to such Collateral or the interests of the Agent, the Lenders and the Issuer therein, (ii) the sending of notices to any Persons concerning the existence of Liens in favor of the Agent, the Lenders or the Issuer or concerning any of the Collateral, (iii) filing or recording financing statements, continuation statements, amendments, revivals or any other documents, or taking other actions to evidence, effectuate, establish, perfect, maintain or continue the Agent’s, the Lenders’ and the Issuer’s Liens in the Collateral; or (v) taking of such action as the Agent deems necessary or appropriate with respect to the Loan Parties, or any of them, and/or any other Person or entity not a party to this Agreement.

5. Extension of Time for Repayment of Over-Advance.

5.1 Subject to the terms and conditions of this Agreement, the time for repayment of the Over-Advance is extended to and including the Termination Date, on which date the entire Over-Advance then existing, together with all interest, fees, and expenses due the Agent, Lenders and Issuer under the Credit Agreement shall be immediately due and payable without notice, presentment or demand.

6. Obligation to Make Additional Advances.

6.1 Advances During the Standstill Period. Subject to the terms and conditions of this Agreement and provided that there is no Termination Event hereunder, the Borrowers may request, and the Lenders and the Issuer may make, Advances during the Standstill Period. The agreement of the Lenders and the Issuer to make any Advance(s) during the Standstill Period is subject to Borrowers’ adherence to Article II of the Credit Agreement, unless otherwise expressly modified by this Agreement, and the satisfaction of the following conditions precedent as of the date such Advance is made.

a. Representations and Warranties. Each of the representations and warranties made by each Loan Party in or pursuant to this Agreement and any related agreement to which it is a party, as the case may be, and each of the representations and warranties contained in any certificate, document or financial or other statement furnished under or in connection with this Agreement, or since May 15, 2006 under or in connection with any of the Other Loan Documents or any related agreement shall be true and correct in all material respects on and as of such date as if made on and as of such date.

b. Advances. Advances during the Standstill Period shall only be requested, and made, for those items set forth on the Budget.

c. Maximum Aggregate Outstandings. In the case of any Advances requested to be made during the Standstill Period, after giving effect thereto, outstanding Advances at any time during each week of the Standstill Period shall not exceed the Permitted Outstandings.

d. Maximum Resulting Over-Advance. The amount of the Over-Advance that may be outstanding after giving affect to any and all Advance(s) requested by the Borrowers or any of them shall not exceed the Permitted Over-Advance; provided, however, that during the period from Monday through and including Thursday of each week during the Standstill Period, the outstanding Advances on any such day shall not exceed the Permitted Over-Advance plus $1 million.

6.2 Continuation of Representations and Warranties. Each request for an Advance by the Borrowing Agent under this Agreement and the Other Loan Documents during the Standstill Period shall constitute a representation and warranty by each Loan Party as of the date of such Advance that the conditions contained in this Section shall have been satisfied.

7. Loan Parties’ Covenants and Obligations. Each Loan Party covenants and agrees as follows:

7.1 Payments During the Standstill Period. In addition to any and all payments due under this Agreement, any interest, principal, late charges, fees or assessments due under the Other Loan Documents during the Standstill Period shall be due and payable in accordance with the terms thereof.

7.2 Interest and Fees During the Standstill Period.

a. Interest shall continue to accrue on the Obligations during the Standstill Period at the rates of interest provided for in the Other Loan Documents; provided, however, that (i) interest or Letter of Credit Fees will not accrue at the default rate provided in the Credit Agreement during the Standstill Period and the Agent, the Lender and the Issuers waive any right during the Standstill Period to charge or assess any such default rate, and (ii) no Libor Rate Loans will be made, or continue to exist, during the Standstill Period and no Loan Party shall request a Libor Rate Loan during the Standstill Period.

b. Letter of Credit Fees and other fees due under the Other Loan Documents shall be assessed in accordance with the terms of the Other Loan Documents.

7.3 Reduction of Outstanding Advances. Aggregate outstanding Advances shall be permanently reduced as of each Friday during the Standstill Period to an amount that does not exceed the Permitted Outstandings.

7.4 Reduction of the Over-Advance. The Over-Advance then existing, if any, shall be permanently reduced as follows:

a. as of each Friday during the Standstill Period to an amount that does not exceed the Permitted Over-Advance; and

b. during the period from Monday through and including Thursday of each week during the Standstill Period to an amount that does not exceed the Permitted Over-Advance plus $1 million.

7.5 Expenses. Each Loan Party further covenants and agrees with the Agent, the Lenders and the Issuer that, notwithstanding any provisions in Section 16.9 of the Credit Agreement to the contrary, they will pay all amounts due and owing under and pursuant to the Other Loan Documents, including, without limitation, the Obligations, including, without limitation, the Over-Advance then existing and in addition, all costs and expenses including, without limitation, professionals’ fees (including the allocated costs of in-house counsel to the extent such Lender or Issuer seeking reimbursement of such in-house counsel costs has not also sought for reimbursement of fees or expenses incurred by outside counsel for such Lender or Issuer during the same period covered by the services rendered by in-house counsel) and disbursements incurred by the Agent on its behalf or on behalf of the Lenders and/or the Issuer and all attorneys’ fees incurred by each Lender or the Issuer (a) in all efforts made to enforce payment of any Obligations (including repayment of the Over-Advance) or effect foreclosure of any Collateral, or (b) in connection with the entering into, modification, amendment, administration and enforcement of the Other Loan Documents, or any consents or waivers thereunder and all related agreements, documents and instruments, including, without limitation, negotiation, preparation, interpretation, enforcement or defense of this Agreement, or (c) in instituting, maintaining, preserving, enforcing and foreclosing on the Agent’s security interest in or Lien on any of the Collateral, whether through judicial proceedings or otherwise, or (d) in defending or prosecuting any actions or proceedings arising out of or relating to the Agent’s, any Lender’s or the Issuer’s transactions with any Loan Party, or (e) in connection with any advice given to the Agent, any Lender or the Issuer with respect to its rights and obligations under the Other Loan Documents and all related agreements, are due and payable on demand, may be charged to the Borrowers’ Account and shall be part of the Obligations (the Agent shall promptly thereafter provide notice thereof to the Borrowing Agent). The parties hereto agree that the amount of any and all such fees and expenses paid by the Agent, the Lenders and the Issuer shall be included in the calculation of the Obligations but shall not be included in the determination of the amount of Permitted Outstandings or whether the Permitted Outstandings and the Permitted Over-Advance have been exceeded in violation of Sections 6.1, 7.3, and 7.4 of this Agreement.

7.6 Continued Access to and Communication with Tennenbaum. Notwithstanding any limitation that may be set forth in Section 16.15 of the Credit Agreement or any other provisions of any of the Other Loan Documents or any provision of applicable law, each Loan Party hereby continues to permit and authorize (i) Tennenbaum on the one hand and (ii) the Agent and its agents or representatives (including, without limitation, the Agent and its attorneys or representatives of the Lenders’ Financial Advisor) to communicate with representatives on the other and disclose to, discuss with, and/or provide such representatives any and all confidential and/or non-public information obtained or prepared by Tennenbaum, the Agent, any Lender or the Issuer and/or any of the their agents or entities retained by such agents, including, without limitation, the Lenders’ Financial Advisor, and discuss with such representatives and agents any matter or thing relating to or concerning any of the Loan Parties, including, without limitation, matters relating to any Loan Party’s operations and/or financial condition. Nothing herein releases Tennenbaum and its employees and agents with respect to disclosures made in connection with their participation on the Board of Directors of Radnor.

7.7 Continued Access to and Communication with A&M. Each Loan Party hereby shall authorize the Interim COO and other representatives and agents of A&M to communicate with the Agent and its agents and representatives (including, without limitation, the Agent’s attorneys or representatives of the Lenders’ Financial Advisor) and respond to all requests for information made by the Agent, its agents and representatives (including, without limitation, the Agent’s attorneys and representatives of the Lenders’ Financial Advisor) and discuss with or disclose to such representatives and agents any matter or thing relating to or concerning any of the Loan Parties, including, without limitation, matters relating to any Loan Party’s operations and/or financial condition.

7.8 Access to and Communication with Loan Parties’ Professionals. Each Loan Party hereby permits and authorizes its retained professionals, including, without limitation, Skadden and Lehman, and their representatives and agents to communicate with the Agent and its agents and representative (including, without limitation, the Agent’s attorneys or representatives of the Lenders’ Financial Advisor) and respond to all requests for information made by the Agent, its agents and representatives (including, without limitation, the Agent’s attorneys and representatives of the Lenders’ Financial Advisor) and discuss with or disclose to such representatives and agents any matter or thing relating to or concerning any of the Loan

Parties, including, without limitation, matters relating to any Loan Party’s operations and/or financial condition.

7.9 Continued Access to and Cooperation with the Agent. Each Loan Party shall (i) permit the Agent or any of its agents, attorneys, field examiners, auditors, financial consultants (including, without limitation, the Lenders’ Financial Advisor), appraisers and/or any other consultants or advisors access to each Loan Party’s assets, properties, and premises at any time, and from time to time, as Agent deems necessary to, among other things, conduct appraisals and evaluations of the Collateral and any other assets or properties of each Loan Party, (ii) fully cooperate and completely and promptly comply with any and all requests of the Agent and/or any of its agents for information or copies of documents, and (iii) provide the Agent and its agents with access to such Persons possessing the requested information. All fees, costs, and expenses of such agents, including, without limitation, the Lenders’ Financial Advisor (including any indemnification obligations) now or hereafter incurred by the Agent, Agent’s attorneys, any of the Lenders or the Issuer, shall be reimbursed by the Loan Parties in their entirety in accordance with Section 7.5 hereof.

7.10 Negative Covenants. In addition to any other negative covenants set forth in Article VII of the Credit Agreement or applicable provisions of the Other Loan Documents, during the Standstill Period, no Loan Party shall without the prior written consent of the Agent, the Required Lenders, and Issuer:

a. create, grant or perfect any Liens to any Person other than the Agent, for its benefit or the benefit of the Lenders and the Issuer, with respect to any assets of any Loan Party or any direct or indirect Subsidiary of the Loan Parties including, without limitation, capital stock or other equity interests issued by any direct or indirect Subsidiary of the Loan Parties;

b. enter into an agreement with any Person other than the Agent, for its benefit or the benefit of the Lenders or the Issuer, that prohibits the ability of any Loan Party to create, incur, assume or suffer to exist any Lien upon any of its or its Subsidiaries’ assets including, without limitation, such Subsidiaries’ stock;

c. sell, lease, transfer or otherwise dispose of all or substantially all of the properties or assets of any foreign Subsidiary to any Person unless the net proceeds of such sale are applied as a repayment of the Obligations; or

d. sell any capital stock or other equity interest in any foreign Subsidiary of any Loan Party to any Person unless the net proceeds of such sale are applied as a repayment of the Obligations.

7.11 Reportings. In addition to the reporting requirements set forth in any of the Other Loan Documents and pursuant to this Agreement, including, without limitation Section 7.16, 7.17, and 7.18, to which the Loan Parties acknowledge and agree, the Loan Parties each must also provide to the Agent the following information by 12:00 noon (Cleveland, Ohio time):

a. daily, a report of Borrowers’ inventory including, without limitation, Eligible Inventory, and which shall reflect a notation that “Inventory is reported as follows: (i) finished goods, raw materials and work in process are reported at standard; and (ii) inventory variances from standard for raw materials and finished goods, net realizable value reserves and inbound in-transit product and in-transit product between plants will continue to be reported on a monthly basis”;

b. on or before July 6, 2006, a list enumerating any and all assets of each Loan Party which each Loan Party asserts are not encumbered by any Lien;

c. on or before July 6, 2006, an assessment of all restructuring alternatives being reviewed by the Loan Parties’ professionals including, without limitation, Lehman; and

d. promptly, upon request of the Agent, such other information and documentation as shall be reasonably requested by the Agent.

7.12 Maintenance of Assets and Collateral. The Loan Parties shall maintain the Collateral and all of their other assets, in good order and will undertake all actions necessary for the maintenance by the Agent of a duly perfected, first priority security interest in all of the Collateral.

7.13 Change of Name, Place of Business, or Form of Ownership or Management. The Loan Parties will immediately notify the Agent of any change in their principal place of business, and additions or discontinuances of any of their locations, and any change in name, identity, or form of ownership or management, and the Loan Parties warrant that the names and addresses of the Loan Parties herein and the addresses and locations of the Loan Parties given to the Agent are complete, true and correct.

7.14 Further Documentation. The Loan Parties shall execute and deliver any and all documents, instruments or agreements that the Agent deems appropriate in order to (i) reflect the terms and conditions of this Agreement, and (ii) perfect or continue the perfection of the Liens and encumbrances securing the Obligations to the Agent, the Lenders and/or the Issuer, contemporaneous with the execution of this Agreement. Notwithstanding the foregoing, none of the Other Loan Documents shall hereby be deemed to be amended, modified and restated to include and incorporate by reference all of the terms and conditions of this Agreement, and no additional documents shall be necessary to implement the terms and conditions of this Agreement, except as otherwise provided herein.

7.15 Waiver Fee. In consideration for the Agent, the Lenders and the Issuer agreeing to (i) continue to provide Advances and other financial accommodations and (ii) forbear, during the Standstill in accordance with the terms set forth herein and agreeing to waive the right during the Standstill Period to collect interest and Letter of Credit fees at the default rates provided pursuant to Sections 3.1(d) and 3.2(a) of the Credit Agreement, respectively, the Loan Parties, jointly and severally, agree to pay to the Agent, for the ratable benefit of the Lenders and the Issuer, a Waiver Fee in the amount of $[            ] (the “Waiver Fee”), which shall be fully earned as of the date of this Agreement and included in the Obligations. The Waiver Fee shall be payable on the earlier of (a) the date the Obligations are paid in full or (b) December 1, 2006 and if such Waiver Fee shall not be paid in full on December 1, 2006, such

Waiver Fee shall be payable in monthly installments of $[            ] commencing on December 1, 2006 and continuing thereafter on or before the 1st day of each consecutive calendar month thereafter through and including April 1, 2007. Notwithstanding the foregoing, in the event (i) the Obligations are paid in full on or before November 1, 2006 or (ii) the Agent, the Lenders or the Issuer accelerate all of the Obligations, the Loan Parties shall receive a credit against and in reduction of the Waiver Fee in an amount equal to $[            ] times the number of full calendar months remaining between the date of such payment in full or such acceleration and December 1, 2006. By way of illustration, if the Agent, the Lenders and Issuer receive payment in full of the Obligations on September 15, 2006, the Loan Parties shall receive a credit of $[            ] and the Waiver Fee shall be reduced to $[            ]. In addition to the foregoing, the entire amount of the Waiver Fee shall also be deducted as a credit against any fees that may be assessed by the Agent, the Lenders or the Issuer in connection with a closing on any new financing extended to the Borrowers or any of them other than the Obligations or any indebtedness evidenced by the Other Loan Documents, including, without limitation, with any renewals, amendments, waivers, extensions or modifications thereof.

7.16 Recapitalization Plan. On or before July 6, 2006, the Loan Parties shall cause Lehman to deliver to the Agent an outline of the issues to be addressed, the actions to be taken and the timeline to be followed in developing a plan to recapitalize the Loan Parties, and repay the Obligations under the Credit Agreement in full (the “Recapitalization Plan”) which outline shall be reasonably acceptable, in form and substance, to the Agent, each of the Lenders and the Issuer, and which shall include, as elements of the proposed Recapitalization Plan, potential opportunities for debt re-financing, equity investment and/or the sale of one or more business units, or a combination of any of the foregoing.

7.17 Turnaround Plan. On or before July 6, 2006, the Loan Parties shall cause A&M, or such other of the Loan Parties’ professionals, as appropriate, to deliver to the Agent an outline of the issues to be addressed, the actions to be taken and the timeline to be followed in developing a plan to identify and resolve problems currently affecting the business operations of the Loan Parties (the “Turnaround Plan”), which outline shall be reasonably acceptable, in form and substance, to the Agent, each of the Lenders and the Issuer.

7.18 Additional Cash Flow Budget. On or before July 6, 2006, the Loan Parties shall deliver to the Agent (a) a revised cash flow Budget which extends the projections set forth in the Budget through, and including, the week ending November 3, 2006, (b) monthly cash flow projections, in form and detail acceptable to the Agent in its sole and absolute discretion, through the end of calendar year end 2006, and (c) annual projections through calendar year end 2009.

7.19 Meetings. In connection with information, documentation, reports and assessments to be delivered to the Agent, the Lenders and the Issuer under this Agreement, including, without limitation, the information and documentation required pursuant to Section 7.16, 7.17 and 7.18 above, the Loan Parties agree to meet with the Agent, the Lenders and the Issuer:

a. telephonically on or before June 14, 2006 for the purpose of, among other things, providing the Loan Parties and their professionals, including, without limitation, A&M, Skadden and Lehman, with an opportunity to present to the Agent, the Lenders and the Issuer, the status of the Loan Parties’ current operations and initial restructuring assessments and workplans;

b. no later than on (i) July 6, 2006 and no sooner than the date on which such information and documentation required to be provided in accordance with Sections 7.16, 7.17 and 7.18 above is provided, for the purpose of, among other things, the Loan Parties and their professionals presenting to and advising the Agent, Lenders and Issuer of all restructuring alternatives being reviewed by the Loan Parties and their professionals, including, without limitation, Lehman and their assessment thereof, and the information and documentation to be provided in connection with Sections 7.16, 7.17 and 7.18 above.

8. A&M’s Review and Approval of Borrowers’ Daily Disbursements. The Loan Parties acknowledge and agree that since June 3, 2006, the Interim COO or a representative of A&M has reviewed and approved, and shall continue to review and approve, all disbursements to be made by each of the Loan Parties and, in so doing, will consider, among other things, the appropriateness, reasonableness, and necessity of any and all such disbursements. The Loan Parties further acknowledge and agree that the Interim COO shall also assist with the day-to-day management of the Loan Parties’ operations and any and all negotiations and restructurings contemplated thereby.

9. Security Interests; Set-Off Rights; Additional Collateral.

9.1 Security Interests - Reaffirmation. In consideration of the Agent’s, the Lenders’ and the Issuer’s agreement hereunder and to secure the repayment of the Obligations and all other obligations of the Loan Parties to the Agent, the Lenders and the Issuer, whether now existing or hereafter arising, including but not limited to the Loan Parties’ obligations to the Agent, the Lenders and the Issuer under the Other Loan Documents, and this Agreement, and any obligations of the Loan Parties under any account agreement, including any obligations attributable to overdrafts or charges thereon, the Loan Parties hereby reaffirm all prior grants of Liens to the Agent, for the benefit of itself, the Lenders and the Issuer, on the Collateral. Nothing contained in this Agreement shall be construed to impair the Liens of the Agent, for the benefit of itself, the Lenders and the Issuer, or any of their successors and assigns, under the Other Loan Documents, or release any such Lien of the Agent, for itself and on behalf of any of the Lenders and Issuer, in or to any of the Collateral, or affect or impair any rights or powers that the Agent, any of the Lenders and the Issuer may have under the Other Loan Documents for the recovery of the Obligations in the case of nonfulfillment of the terms, provisions and covenants contained in this Agreement or the terms, rights, powers and covenants of any of the Other Loan Documents.

9.2 Security Interest; Set-Off Rights. To secure the repayment of the Obligations (including, without limitation the Over-Advance), the Loan Parties hereby reaffirm prior grants and hereby grant to the Agent, for the benefit of the Lenders and the Issuer, a lien and security interest upon and in each of the Loan Parties’ property, credits, securities or money which may at any time be delivered to, or be in the possession of, or owed by the Agent, the Lenders or the Issuer in any capacity whatever, including the balance of any deposit account or other bank account maintained by any Loan Party with the Agent, the Lenders or the Issuer. The Loan Parties hereby direct and authorize the Agent, the Lenders and the Issuer to debit any accounts they maintain with the Agent, the Lenders and the Issuer, provided that there are sufficient funds available in said accounts, for the payments due under this Section 9 if such payments have not been made prior to the due dates. On the due date of any payment, the Agent, the Lenders and the Issuer may debit any or all of the Loan Parties’ accounts and withdraw such funds without prior notice to any of the Loan Parties. The Loan Parties further authorize the Agent, the Lenders and the Issuer, including any branch, Subsidiary or Affiliate of the Agent, the Lenders or the Issuer, at any time and from time to time upon the occurrence and during the continuance of a Default or an Event of Default (as either term is defined herein or under any of the Other Loan Documents), at the Agent’s option, to apply, at the discretion of the Agent, to the payment of the Obligations, any and all such property, credits, securities or money now or hereafter in the hands of the Agent, the Lenders or the Issuer or belonging or owed to the Loan Parties, or any of them.

10. Power of Attorney and Authorization to File Financing Statements. Each Loan Party (i) irrevocably appoints Agent, its officers, employees and authorized agents as its attorneys-in-fact to perform any and all acts and to complete, execute, endorse or deliver all instruments, that the Agent may deem necessary or appropriate, in its sole and absolute discretion, to accomplish and effectuate any and all actions contemplated under this Agreement or the Other Loan Documents and (ii) authorizes Agent to file financing statements, amendments to financing statements, and correction statements.

11. Termination Events. For purposes of this Agreement, in addition to the occurrence of any Event of Default under the Other Loan Documents (other than the continuation of any of the Existing Defaults), each of the events described herein shall constitute a “Termination Event”:

11.1 Misrepresentation. Any representation or warranty of any of the Loan Parties, or any of them, in this Agreement or any of the Other Loan Documents, shall be or become untrue or inaccurate, and shall violate Section 6.1a hereof.

11.2 Failure to Reduce Outstanding Advances. The Loan Parties, or any of them, shall fail to cause the outstanding Advances to be reduced fully and timely, as provided in Sections 6.1 and 7.3 hereof.

11.3 Failure to Reduce Over-Advance. The Loan Parties, or any of them, shall fail to cause the Over-Advance to be reduced fully and timely, as provided in Sections 6.1 and 7.4 hereof.

11.4 Exceeding Permitted Over-Advance.

a. If as of any Friday during any week of the Standstill Period, the then existing Over-Advance shall exceed the Permitted Over-Advance for such respective week.

b. If as of any day during the period from Monday through and including Thursday of each week during the Standstill Period, the then existing Over-Advance shall exceed the Permitted Over-Advance for such week by more than $1 million.

11.5 Breach of Covenants. The Loan Parties, or any of them, shall fail to make a payment under any of their respective agreements with the Agent, the Lenders or the Issuer, or any of their respective Affiliates or Subsidiaries expressly known by the Loan Parties, or otherwise breach, default or fail to fully perform any of their respective agreements, obligations and covenants under this Agreement, the Other Loan Documents, or any of the documents executed pursuant to or in connection with any of the foregoing.

11.6 Suit Against the Agent, the Lenders or the Issuer. The Loan Parties, or any of them, shall file or institute against the Agent, the Lenders, the Issuer, or any of their officers, directors, employees, agents or attorneys, any lawsuit, complaint, administrative claim, adversary proceeding or other legal action.

11.7 Breach and Acceleration of Tennenbaum Loan Documents or Senior Notes Documentation.

a. After expiration of any applicable cure or grace period, an event of default has occurred under the Tennenbaum Loan Documents and the obligations due thereunder, or any part of them, have been accelerated and are due and payable.

b. After expiration of any applicable cure or grace period, an event of default has occurred under the Senior Notes Documentation and the obligations due thereunder, or any part of them, have been accelerated and are due and payable.

11.8 Cross-Acceleration. Any Loan Party shall default in the observance of any payment, covenant, term or condition contained in any agreement or instrument pursuant to which such Indebtedness is created, secured or evidenced, if the effect of such default has caused an acceleration of any such Indebtedness in excess of $500,000.

11.9 Bankruptcy. A petition is filed pursuant to the Bankruptcy Code by or against any of the Loan Parties.

11.10 Failure to Furnish Information. Any Loan Party fails to (i) furnish financial information required to be provided hereunder when due, (ii) furnish financial information reasonably requested by the Agent within two (2) Business Days after such information is requested, or (iii) permit the inspection of its books and records, as may be required in this Agreement and/or the Other Loan Documents.

11.11 Termination Date. August 31, 2006 or such other date as shall be agreed to by the Agent, each of the Lenders, and the Issuer.

12. Consequences of a Termination Event. In addition to any rights or remedies under any of the Other Loan Documents including, without limitation, Section XI of the Credit Agreement, upon the occurrence of a Termination Event, the obligation of the Agent, the Lenders and the Issuer to stand still pursuant to Sections 4 and 5 hereof, and any and all other obligations of the Agent, the Lenders and the Issuer pursuant to this Agreement including, without limitation, any obligation to make additional Advances pursuant to Section 5 and 6 shall terminate, the Agent, the Lenders and the Issuer will be under no further obligation to forbear from the exercise of their or its rights under the Other Loan Documents and applicable law, and shall have no obligation to make any Advances hereunder or under any of the Other Loan Documents and the Termination Date shall have been deemed to occur. In addition, if a Termination Event occurs under any of Section 11.1 through and including 11.8, Sections 11.10 and 11.11 hereunder, such Termination Event shall be treated as an Event of Default under Section 11.1(ii) of the Credit Agreement for purposes of acceleration rights and the Lenders’ and the Issuer’s right to terminate the Credit Agreement. If a Termination Event occurs under Section 11.9 hereunder it shall be treated as an Event of Default under Section 11.1(i) of the Credit Agreement for purposes of acceleration rights and the Lenders’ and the Issuer’s right to terminate the Credit Agreement. In addition to the foregoing, the Agent, the Lenders and the Issuer shall have all rights and remedies under Section XI of the Credit Agreement as if the Termination Event were an Event of Default thereunder.

13. No Waivers. The terms and conditions of this Agreement, do not, except as specifically provided for herein, alter, waive or amend the provisions of the Other Loan Documents and shall not constitute a waiver of any rights or remedies of the Agent, the Lenders or the Issuer under the Other Loan Documents or at law or in equity. No delay or failure of the Agent, the Lenders or the Issuer to exercise any right or remedy hereunder shall operate as a waiver thereof, and no single or partial exercise of any right or remedy thereunder or hereunder shall preclude other or further exercise thereof or the exercise of any other right or remedy. No action or forbearance of the Agent, the Lenders or the Issuer contrary to the provisions hereof or of any of the Other Loan Documents shall be construed to constitute a waiver of any of the provisions hereof or the Other Loan Documents. Any party may in writing expressly waive any of such party’s rights under this Agreement or under any of the Other Loan Documents without invalidating this Agreement or any of the Other Loan Documents or any portions hereof or thereof. This Agreement does not waive any Event of Default or default, including, without limitation, any Existing Defaults, or the right of the Agent, for itself and on behalf of the Lenders or the Issuer to accelerate payment in full of the Obligations, or any failure of any Loan Party to comply with any covenant to be or to have been performed or complied with by any Loan Party under the Other Loan Documents or any documents relating to the Obligations.

Each Loan Party further acknowledges and agrees that this Agreement is a supplement and addition to the Other Loan Documents and any documents or instruments executed in connection therewith, and this Agreement is not in lieu thereof, nor shall this Agreement or any documents executed pursuant to this Agreement, constitute a release, novation or accord and satisfaction of the Obligations or any obligations of any Loan Party under any of the Other Loan Documents or any documents, agreements or instruments pertaining to the Obligations. This Agreement and any documents pertaining to the Obligations shall be read in conjunction with each other with any conflict in terms among the same to be resolved with this Agreement taking precedence. This Agreement, or any provision hereof, may be changed, waived or terminated only by a statement in writing signed by the parties hereto.

Any delay by the Agent, the Lenders or the Issuer in enforcing or failing to enforce any rights and remedies under this Agreement, the Other Loan Documents including, without limitation, the Guaranty, shall not constitute a waiver of such rights and remedies. Each Loan Party further acknowledges and agrees that this Agreement does not constitute a waiver or cure of any defaults by any Loan Party under the Other Loan Documents including, without limitation, the Guaranty, or a waiver of any rights and remedies of the Agent, the Lenders and the Issuer as a result of such defaults including, without limitation, the right to accelerate the Obligations and demand payment in full thereof.

14. Release. As a material inducement to the Agent, the Lenders and the Issuer to enter into this Agreement and to forbear and continue to make Advances, which is to the direct advantage and benefit of the Loan Parties, the Loan Parties, on behalf of themselves and all of their respective heirs, successors and assigns, do hereby remise, release, acquit, satisfy and forever discharge the Agent, the Lenders and the Issuer, and all of the respective past, present and future officers, directors, employees, agents, attorneys, representatives, participants, successors and assigns, Subsidiaries and Affiliates of the Agent, the Lenders and the Issuer, from any and all manner of debts, bonds, warranties, representations, covenants, promises, contracts, controversies, agreements, liabilities, obligations, expenses, damages, judgments, executions, actions, claims, demands and causes of action of any nature whatsoever, whether at law or in equity, either now accrued or hereafter maturing, which the Loan Parties, or any of them, now has or hereafter can, shall or may have by reason of any matter, cause or thing, from the beginning of the world to and including the date of this Agreement. The Loan Parties, for themselves and all of their respective heirs, successors and assigns, hereby covenant and agree never to institute or cause to be instituted or continue prosecution of any suit or other form of action or proceeding of any kind or nature whatsoever against the Agent, the Lenders or the Issuer or any of their respective Subsidiaries or Affiliates, or any of their respective past, present or future officers, directors, employees, agents, attorneys, representatives, participants, heirs, successors or assigns, by reason of or in connection with any of the foregoing matters, claims or causes of action. This Release shall be effective upon execution of this Agreement by the Loan Parties and shall survive any termination of the Agent’s, the Lenders’ and the Issuer’s obligations to forbear hereunder, payment of the Over-Advance or the Obligations, and/or any termination of this Agreement. THIS IS A GENERAL RELEASE.

15. Indemnification. The Loan Parties hereby agree to indemnify the Agent, the Lenders and the Issuer and their respective directors, officers, employees, attorneys, agents and Subsidiaries and Affiliates against, and hold them harmless from, any losses, liabilities, damages, claims, costs and expenses (including reasonable attorneys’ fees and disbursements) suffered or incurred by any of them arising out of, resulting from, relating to, or in any manner connected with, the execution, delivery and performance of any of the Other Loan Documents, this Agreement, and/or all transactions related to or consummated in connection with the Other Loan Documents and this Agreement, including, inter alia, losses, liabilities, damages, claims, costs and expenses suffered by the Agent, the Lenders and the Issuer or any of its employees, attorneys, agents, Subsidiaries and Affiliates arising out of or related to investigating, preparing for, defending against, or providing evidence, producing documents or taking any other action with respect to any commenced or threatened litigation, administrative action, proceeding or investigation under any law or governmental regulation, or court order of any jurisdiction, that is alleged to arise out of or is based on (i) any untrue statement or alleged untrue statement of any fact by the Agent, the Lenders or the Issuer, or the Loan Parties, or any of them in any document or schedule filed with any governmental agency or filed pursuant to court order; or (ii) any omission or alleged omission to state any material fact required to be stated in such document or schedule, or necessary to make the statements made therein, in light of the circumstances under which made, not misleading. The indemnity set out in this section shall be in addition to any other indemnification obligations of the Loan Parties, or any of them, to the Agent, the Lenders and/or the Issuer, in a separate agreement, at common law, or otherwise. The provisions of this section shall survive the payment of the Over-Advance, the Obligations and/or the termination of this Agreement. Any of the Loan Parties may participate at their own expense in the defense of any such action or claim.

16. Governing Law. This Agreement shall be deemed to be a contract under the laws of the Commonwealth of Pennsylvania and for all purposes shall be governed by and construed and enforced in accordance with the laws of the Commonwealth of Pennsylvania, without reference to its provisions for conflict at laws.

17. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HEREBY ACKNOWLEDGES THAT, IN ORDER TO EXPEDITE THE RESOLUTION OF DISPUTES WHICH MAY ARISE UNDER THIS AGREEMENT AND/OR THE OTHER LOAN DOCUMENTS AND IN LIGHT OF THE COMPLEXITY OF THE TRANSACTIONS CONTEMPLATED UNDER THIS AGREEMENT AND/OR THE OTHER LOAN DOCUMENTS, THE PARTIES HERETO WAIVE THE RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING OF ANY KIND OR NATURE IN ANY COURT TO WHICH THEY BOTH MAY BE PARTIES, WHETHER ARISING OUT OF, UNDER, OR BY REASON OF THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR OTHER TRANSACTION HEREUNDER OR BY REASON OF ANY OTHER CAUSE OR DISPUTE WHATSOEVER BETWEEN THEM OF ANY KIND OR NATURE, AND ACKNOWLEDGE THAT SUCH WAIVER HAS BEEN SPECIFICALLY NEGOTIATED AS PART OF THIS AGREEMENT.

18. Headings. The headings of any sections, paragraphs or subparagraphs of this Agreement, when used, are for the convenience of reference only, are not to be considered a substantive part hereof, and shall not limit or otherwise affect any of the terms hereof.

19. No Trust Relationship. This Agreement is made and entered into solely for the benefit of the Loan Parties and the Agent, the Lenders and the Issuer. No trust relationship or fund is created by this Agreement, and no other Persons or entities shall have any right of action under this Agreement or any rights against the Agent, the Lenders or the Issuer, arising from this Agreement and the loans made hereunder. Nothing contained in this Agreement shall in any way affect the Agent’s, the Lenders’, or the Issuer’s rights with respect to any Person or entity not a party to this Agreement.

20. Impairment of Collateral. The Loan Parties further waive, release and relinquish any defense of impairment of collateral relative to any action taken by the Agent, on behalf of the Agent, the Lenders or the Issuer, as of the date of this Agreement or hereafter with respect to the Collateral, any disposition of the Collateral by the Agent, for itself, the Lenders and/or the Issuer, their respective agents, officers or employees, and the application of proceeds from the Collateral and such waiver, release and relinquishment shall be effective with respect to any action taken by the Agent including actions taken after the Agent takes possession, control or title to any of the Collateral or to the proceeds thereof.

21. Rules of Construction. In this Agreement (except as otherwise expressly provided or unless the context otherwise requires) (i) terms defined in the singular shall have comparable meanings when used in the plural, and vice versa, unless otherwise specified, (ii) any pronoun used shall be deemed to cover all genders, (iii) the words “hereof”, “herein” and hereunder” and words of similar import shall refer to this Agreement as a whole and not to any particular provision of this Agreement (iv) all references to particular Articles, Sections, items, clauses, attachments, exhibits and schedules are references to the Articles, Sections, items, clauses, attachments, exhibits and schedules of and to this Agreement; and (v) references to the Loan Parties shall refer to the Loan Parties jointly and to each of them individually.

22. Successors, Assigns. The rights of the Agent, the Lenders and the Issuer hereunder shall inure to the benefit of their respective successors and assigns and be binding upon the Loan Parties as well as their successors and assigns. None of the Loan Parties shall assign any interest under this Agreement without the prior written consent of the Agent, the Lenders and the Issuer. Any purported assignment inconsistent with this provision shall, at the option of the Agent, the Lenders and the Issuer be null and void.

23. Survival. All representations, warranties and covenants of the Loan Parties contained herein shall survive the execution and delivery of this Agreement and shall terminate only upon full payment and performance by the Loan Parties of the obligations hereunder in satisfaction of the Obligations, or upon subsequent agreement of the Agent, the Lenders, the Issuer and the Loan Parties.

24. Notices. In addition to the notice provisions in the Other Loan Documents, which shall continue to govern, any notice or request under any of the Other Loan Documents or this Agreement shall be effective, if to any Loan Party, at:

(A) If to Agent or NCBC at:	National City Business Credit Inc. 1965 East 6th Street 4th Floor Locator 01-3049 Cleveland, Ohio 44114 Attention: Thomas Karlov Telephone: 312-338-5278 Telecopier: 312.384.4618 Email:

With a copy to:	Thorp Reed & Armstrong, LLP One Oxford Centre 301 Grant Street, 14th Floor Pittsburgh, PA 15219-1425 Attention: Paula A. Schmeck, Esquire Telephone: 412-394-7773 Telecopier: 412-394-2555 Email:

(B) If to Issuer at:	National City Business Credit Inc. 1965 East 6th Street 4th Floor Locator 01-3049 Cleveland, Ohio 44114 Attention: M. Kate George Telephone: 216-222-2951 Telecopier: 216-222-9555 Email:

With a copy to:

(C) If to Lender other than the Agent, as specified on the Schedule 24 hereto:

(D) If to Borrowing Agent or any Loan Party, at	Radnor Holdings Corporation Radnor Financial Center 150 Radnor Chester Road, Suite 300 Radnor, Pennsylvania 19087-5292 Attention: Paul D. Ridder Telephone: 610-934-9600 Telecopier: 610-995-2697 Email:

With a copy to:

Skadden, Arps, Slate, Meagher & Flom LLP One Rodney Square

Wilmington, Delaware 19801

Attention: Gregg M. Galardi

Telephone: 302- 651-3150; 212-735-4120

Telecopier: 888-329-3792

Email:

And

Radnor Holdings Corporation

Radnor Financial Center

150 Radnor Chester Road, Suite 300

Radnor, Pennsylvania 19087-5292

Attention: Caroline Williamson

Telephone: 610-934-9600

Telecopier: 610-995-2697

Email:

25. Integration. This Agreement is intended by the parties to be the final expression of their agreement with respect to the terms included in this Agreement and may not be contradicted by evidence of any prior or contemporaneous agreement. The parties further intend that this Agreement shall constitute the complete and exclusive statement of its terms and no extrinsic evidence whatsoever may be introduced at any judicial proceeding involving this Agreement.

26. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all such counterparts together shall constitute one and the same instrument. One or more counterparts of this Agreement may be delivered by facsimile or eye-readable electronic transmission with the intent that it or they will constitute an original counterpart hereof.

27. Conditions Precedent to Effectiveness of Agreement. As conditions precedent to the obligations of the Agent, the Lenders and the Issuer to forbear under this Agreement, the following must be satisfied:

27.1 The Loan Parties and the Agent, the Lenders and the Issuer shall have executed at least one counterpart copy of this Agreement, and the executed Agreement shall be delivered to the Agent by on or before 5:00 p.m. on June 13, 2006; and

27.2 The Loan Parties shall have executed all documents necessary to effectuate the purpose of this Agreement.

28. Understanding of Agreement. The Loan Parties hereby acknowledge and agree that they have read and understood this Agreement, were advised by counsel in connection with the Agreement, and are unaware of any factual or legal circumstances which may be construed as a defense against the enforcement or validity of this Agreement in any way whatsoever.

Intending to be legally bound hereby, the parties have executed this Agreement as of the date first above-written.

BORROWERS:

Radnor Holdings Corporation

By:	/s/ Michael T. Kennedy
Michael T. Kennedy
President and CEO

Styrochem U.S., Ltd.
By:	StyroChem GP, L.L.C.
Its:	General Partner
	By:	Radnor Chemical Corporation
	Its:	Sole Member

By:	/s/ Paul D. Ridder
Paul D. Ridder
President

Wincup Holdings, Inc.

By:	/s/ Michael T. Kennedy
Michael T. Kennedy
President

WinCup Texas, Ltd.
By:	WinCup GP, L.L.C.
Its:	General Partner
	By:	Wincup Holdings, Inc.
	Its:	Sole Member

By:	/s/ Michael T. Kennedy
Michael T. Kennedy
President

GUARANTORS:

Radnor Chemical Corporation

By:	/s/ Paul D. Ridder
Paul D. Ridder
President

StyroChem Delaware, Inc.

By:	/s/ Paul D. Ridder
Paul D. Ridder
President

StyroChem GP, L.L.C.
By:	Radnor Chemical Corporation
Its:	Sole Member

By:	/s/ Paul D. Ridder
Paul D. Ridder
President

StyroChem LP, L.L.C.
By:	Radnor Chemical Corporation
Its:	Sole Member

By:	/s/ Paul D. Ridder
Paul D. Ridder
President

WinCup GP, L.L.C.
By:	Wincup Holdings, Inc.
Its:	Sole Member

By:	/s/ Michael T. Kennedy
Michael T. Kennedy
President

WinCup LP, L.L.C.
By:	Wincup Holdings, Inc.
Its:	Sole Member

By:	/s/ Michael T. Kennedy
Michael T. Kennedy
President

WinCup Europe Delaware, Inc.
By:	/s/ Paul D. Ridder
Paul D. Ridder
President

StyroChem Europe Delaware, Inc.

By:	/s/ Paul D. Ridder
Paul D. Ridder
President

AGENT, LENDERS AND ISSUER:

National City Business Credit, Inc., as Lender and as Agent

By:	/s/ Thomas F. Karlov
Name:	Thomas F. Karlov
Title:	Director

Bank of America, N.A., as Lender and as Syndication Agent

By:	/s/ Richard Levenson
Name:	Richard Levenson
Title:	Senior Vice President

KeyBank National Association, as Lender

By:	/s/ Mark Kleinhaut
Name:	Mark Kleinhaut
Title:	Vice President

National City Bank, a national banking association, as Issuer

By:	/s/ Victor Rovena
Name:	Victor Rovena
Title:	Chief Credit Officer, EVP

ACKNOWLEDGMENT

COMMONWEALTH OF PENNSYLVANIA	)
	)	SS:
COUNTY OF DELAWARE	)

On this, the 14th day of June, 2006, before me, a Notary Public, the undersigned officer, personally appeared Michael T. Kennedy who acknowledged himself to be the President and CEO of Radnor Holdings Corporation, a Delaware corporation, (the “Company”), and that he as such officer, being authorized to do so, executed the foregoing instrument for the purposes therein contained by himself as such officer on behalf the Company.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

/s/ Susan E. Dear
Notary Public

Commission expires January 8, 2009.	Notarial Seal Susan E. Dear, Notary Public Bethel Twp., Delaware County My Commission Expires January 8, 2009

ACKNOWLEDGMENT

COMMONWEALTH OF PENNSYLVANIA	)
	)	SS:
COUNTY OF DELAWARE	)

On this, the 14th day of June, 2006, before me, a Notary Public, personally appeared Paul D. Ridder who acknowledged himself to be the President of Radnor Chemical Corporation, a Delaware corporation (the “Sole Member”), the sole member of StyroChem GP, L.L.C., a Delaware limited liability company (the “General Partner”), the general partner of StyroChem U.S., Ltd., a Texas limited partnership (the “Partnership”), and that he, as such officer of the Sole Member of the General Partner, executed the foregoing instrument for the purposes therein contained by signing his name on behalf of the Sole Member.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

/s/ Susan E. Dear
Notary Public

Commission expires January 8, 2009.	Notarial Seal Susan E. Dear, Notary Public Bethel Twp., Delaware County My Commission Expires January 8, 2009

ACKNOWLEDGMENT

COMMONWEALTH OF PENNSYLVANIA	)
	)	SS:
COUNTY OF DELAWARE	)

On this, the 14th day of June, 2006, before me, a Notary Public, the undersigned officer, personally appeared Michael T. Kennedy who acknowledged himself to be the President of Wincup Holdings, Inc., a Delaware corporation (the “Company”), and that he as such officer, being authorized to do so, executed the foregoing instrument for the purposes therein contained by himself as such officer on behalf the Company.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

/s/ Susan E. Dear
Notary Public

Commission expires January 8, 2009.	Notarial Seal Susan E. Dear, Notary Public Bethel Twp., Delaware County My Commission Expires January 8, 2009

ACKNOWLEDGMENT

COMMONWEALTH OF PENNSYLVANIA	)
	)	SS:
COUNTY OF DELAWARE	)

On this, the 14th day of June, 2006, before me, a Notary Public, personally appeared Michael T. Kennedy who acknowledged himself to be the President of Wincup Holdings, Inc., a Delaware corporation (the “Sole Member”), the sole member of WinCup GP, L.L.C., a Delaware limited liability company (the “General Partner”), the general partner of WinCup Texas, Ltd., a Texas limited partnership (the “Partnership”), and that he, as such officer of the Sole Member of the General Partner, executed the foregoing instrument for the purposes therein contained by signing his name on behalf of the Sole Member.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

/s/ Susan E. Dear
Notary Public

Commission expires January 8, 2009.	Notarial Seal Susan E. Dear, Notary Public Bethel Twp., Delaware County My Commission Expires January 8, 2009

ACKNOWLEDGMENT

COMMONWEALTH OF PENNSYLVANIA	)
	)	SS:
COUNTY OF DELAWARE	)

On this, the 14th day of June, 2006, before me, a Notary Public, the undersigned officer, personally appeared Paul D. Ridder who acknowledged himself to be the President of Radnor Chemical Corporation, a Delaware corporation (the “Company”), and that he as such officer, being authorized to do so, executed the foregoing instrument for the purposes therein contained by himself as such officer on behalf the Company.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

/s/ Susan E. Dear
Notary Public

Commission expires January 8, 2009.	Notarial Seal Susan E. Dear, Notary Public Bethel Twp., Delaware County My Commission Expires January 8, 2009

ACKNOWLEDGMENT

COMMONWEALTH OF PENNSYLVANIA	)
	)	SS:
COUNTY OF DELAWARE	)

On this, the 14th day of June, 2006,, before me, a Notary Public, the undersigned officer, personally appeared Paul D. Ridder who acknowledged himself to be the President of StyroChem Delaware, Inc., a Delaware corporation (the “Company”), and that he as such officer, being authorized to do so, executed the foregoing instrument for the purposes therein contained by himself as such officer on behalf the Company.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

/s/ Susan E. Dear
Notary Public

Commission expires January 8, 2009.	Notarial Seal Susan E. Dear, Notary Public Bethel Twp., Delaware County My Commission Expires January 8, 2009

ACKNOWLEDGMENT

COMMONWEALTH OF PENNSYLVANIA	)
	)	SS:
COUNTY OF DELAWARE	)

On this, the 14th day of June, 2006, before me, a Notary Public, personally appeared Paul D. Ridder who acknowledged himself to be the President of Radnor Chemical Corporation, a Delaware corporation (the “Sole Member”), the sole member of StyroChem GP, L.L.C., a Delaware limited liability company (the “Company”) and that he, as such officer of the Sole Member of the Company, executed the foregoing instrument for the purposes therein contained by signing his name on behalf of the Company.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

/s/ Susan E. Dear
Notary Public

Commission expires January 8, 2009.	Notarial Seal Susan E. Dear, Notary Public Bethel Twp., Delaware County My Commission Expires January 8, 2009

ACKNOWLEDGMENT

COMMONWEALTH OF PENNSYLVANIA	)
	)	SS:
COUNTY OF DELAWARE	)

On this, the 14th day of June, 2006, before me, a Notary Public, personally appeared Paul D. Ridder who acknowledged himself to be the President of Radnor Chemical Corporation, a Delaware corporation (the “Sole Member”), the sole member of StyroChem LP, L.L.C., a Delaware limited liability company (the “Company”) and that he, as such officer of the Sole Member of the Company, executed the foregoing instrument for the purposes therein contained by signing his name on behalf of the Company.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

/s/ Susan E. Dear
Notary Public

Commission expires January 8, 2009.	Notarial Seal Susan E. Dear, Notary Public Bethel Twp., Delaware County My Commission Expires January 8, 2009

ACKNOWLEDGMENT

COMMONWEALTH OF PENNSYLVANIA	)
	)	SS:
COUNTY OF DELAWARE	)

On this, the 14th day of June, 2006, before me, a Notary Public, personally appeared Michael T. Kennedy who acknowledged himself to be the President of Wincup Holdings, Inc., a Delaware corporation (the “Sole Member”), the sole member of WinCup GP, L.L.C., a Delaware limited liability company (the “Company”) and that he, as such officer of the Sole Member of the Company, executed the foregoing instrument for the purposes therein contained by signing his name on behalf of the Company.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

/s/ Susan E. Dear
Notary Public

Commission expires January 8, 2009.	Notarial Seal Susan E. Dear, Notary Public Bethel Twp., Delaware County My Commission Expires January 8, 2009

ACKNOWLEDGMENT

COMMONWEALTH OF PENNSYLVANIA	)
	)	SS:
COUNTY OF DELAWARE	)

On this, the 14th day of June, 2006, before me, a Notary Public, personally appeared Michael T. Kennedy who acknowledged himself to be the President of Wincup Holdings, Inc., a Delaware corporation (the “Sole Member”), the sole member of WinCup LP, L.L.C., a Delaware limited liability company (the “Company”) and that he, as such officer of the Sole Member of the Company, executed the foregoing instrument for the purposes therein contained by signing his name on behalf of the Company.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

/s/ Susan E. Dear
Notary Public

Commission expires January 8, 2009.	Notarial Seal Susan E. Dear, Notary Public Bethel Twp., Delaware County My Commission Expires January 8, 2009

ACKNOWLEDGMENT

COMMONWEALTH OF PENNSYLVANIA	)
	)	SS:
COUNTY OF DELAWARE	)

On this, the 14th day of June, 2006, before me, a Notary Public, the undersigned officer, personally appeared Paul D. Ridder who acknowledged himself to be the President of WinCup Europe Delaware, Inc., a Delaware corporation (the “Company”), and that he as such officer, being authorized to do so, executed the foregoing instrument for the purposes therein contained by himself as such officer on behalf the Company.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

/s/ Susan E. Dear
Notary Public

Commission expires January 8, 2009.	Notarial Seal Susan E. Dear, Notary Public Bethel Twp., Delaware County My Commission Expires January 8, 2009

ACKNOWLEDGMENT

COMMONWEALTH OF PENNSYLVANIA	)
	)	SS:
COUNTY OF DELAWARE	)

On this, the 14th day of June, 2006, before me, a Notary Public, the undersigned officer, personally appeared Paul D. Ridder who acknowledged himself to be the President of StyroChem Europe Delaware, Inc., a Delaware corporation (the “Company”), and that he as such officer, being authorized to do so, executed the foregoing instrument for the purposes therein contained by himself as such officer on behalf the Company.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

/s/ Susan E. Dear
Notary Public

Commission expires January 8, 2009.	Notarial Seal Susan E. Dear, Notary Public Bethel Twp., Delaware County My Commission Expires January 8, 2009

Schedules Omitted

ANNEX A HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO THE REGISTRANT’S APPLICATION OBJECTING TO DISCLOSURE AND REQUESTING CONFIDENTIAL TREATMENT UNDER RULE 24b-2.